EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement"), by and between Travel Services International, Inc., a Delaware corporation ("TSI"), and Suzanne B. Bell ("Employee"), is hereby entered into as of this ____ day of ______, 1997, and shall be effective as of a date (the "Effective Date") to be agreed upon by the parties hereto as soon as practicable after the consummation of the initial public offering of the common stock of TSI (the "IPO").

                                 R E C I T A L S


         A. As of the date of this Agreement, TSI is engaged primarily in the business of providing travel services.

         B. Employee is employed hereunder by TSI in a confidential relationship wherein Employee, in the course of Employee's employment with TSI, has and will continue to become familiar with and aware of information as to TSI's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by TSI, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to TSI; this information is a trade secret and constitutes the valuable goodwill of TSI.

                               A G R E E M E N T S

         In  consideration  of  the  mutual  promises,   terms,   covenants  and
conditions set forth herein and the performance of each, the parties hereto hereby agree as follows:

1. EMPLOYMENT AND DUTIES.

         (a) TSI hereby employs Employee as a Senior Vice President, General Counsel and Secretary of TSI. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Senior Vice President, General Counsel and Secretary of TSI and will report only directly to the Chief Executive Officer of TSI. Employee acknowledges that TSI is a start-up company and that Employee's responsibilities may extend beyond the traditional responsibilities of a General Counsel. Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(c) hereof, agrees to devote Employee's full business time, attention and efforts to promote and further the business of TSI.

         (b) Employee shall faithfully adhere to, execute and fulfill all policies established by the Board of Directors of TSI (the "Board"), subject only to those laws governing TSI and Employee's ethical and professional responsibilities.

         (c) Employee shall not, during the term of her employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage if such activity interferes with Employee's duties and responsibilities hereunder. The foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require Employee's services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 4 hereof.

2. COMPENSATION.

         For all services rendered by Employee, TSI shall compensate Employee as follows:

         (a) Base Salary. The base salary payable to Employee shall be $125,000 per year, payable on a regular basis in accordance with TSI's standard payroll procedures but not less than monthly. On at least an annual basis, the Board will review Employee's performance and may make increases to such base salary if, in its discretion, any such increase is warranted. Such recommended increase would, in all likelihood, require approval by the Board or a duly constituted committee thereof. In no event shall Employee's base salary be reduced.

         (b) Incentive Bonus Plan. For 1997 and subsequent years, it is TSI's intent to develop, as soon as practicable after the Effective Date, a written Incentive Bonus Plan setting forth the criteria and performance standards under which Employee and other officers and key employees will be eligible to receive year-end bonus awards. TSI contemplates that the maximum bonus for which Employee may be eligible will be 50% of Employee's base salary.

         (c) Executive Perquisites, Benefits, and Other Compensation. Employee shall be entitled to receive additional benefits and compensation from TSI in such form and to such extent as specified below:

                  (i) Payment of all premiums for coverage for Employee and Employee's dependent family members under health, hospitalization, disability, dental, life and other insurance plans that TSI may have in effect from time to time. Reimbursement for COBRA payments for coverage for Employee and Employee's dependent family members in the event that TSI is unable to provide insurance coverage at the Effective Date.

                  (ii) Reimbursement for all business travel and other out-of-pocket expenses reasonably incurred by Employee in the performance of Employee's services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with TSI's expense reporting policy.

                  (iii) TSI shall provide Employee with other executive perquisites as may be available to senior management of TSI at Employee's level and participation in all other TSI-wide employee benefits as available from time to time, including vacation benefits in accordance with TSI's established policies.

                  (iv) TSI will provide for Employee's annual professional association fees and dues for the States of New York, New Jersey and Florida and required continuing legal education expenses.

3. OPTIONS.

         At the Effective Date, TSI shall grant to Employee options to acquire 25,000 shares of TSI common stock at the price per share at which such stock is offered to the public in the IPO. Such options shall vest in installments of 6,250 shares on each of the first, second, third and fourth anniversaries of the Effective Date.

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

4. NON-COMPETITION.

         (a) Employee will not, during the period of Employee's employment with TSI, and for a period of two (2) years immediately following the termination of Employee's employment under this Agreement, for any reason whatsoever, directly or indirectly, for herself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                  (i) engage, as an officer, director, shareholder, owner, partner, joint venturer or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor or as a sales representative, in any travel service business in direct competition with TSI or any subsidiary of TSI, within the United States or within 100 miles of any other geographic area in which TSI or any of TSI's subsidiaries conducts business, including any territory serviced by TSI or any of its subsidiaries (the "Territory");

                  (ii) call upon any person who is, at that time, within the Territory, an employee of TSI (including the subsidiaries thereof) in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of TSI (including the subsidiaries thereof);

                  (iii) call upon any person or entity which is, at that time, or which has been, within one (1) year prior to that time, a customer of TSI (including the respective subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with TSI or any subsidiary of TSI within the Territory; or

                  (iv) call upon any prospective acquisition candidate, on Employee's own behalf or on behalf of any competitor, which candidate was, to Employee's actual knowledge after due inquiry, either called upon by TSI (including the respective subsidiaries thereof) or for which TSI made an acquisition analysis, for the purpose of acquiring such entity.

         Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than two percent (2%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

         (b) Because of the difficulty of measuring economic losses to TSI as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to TSI for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by TSI in the event of breach by her, by injunctions and restraining orders.

         (c) It is agreed by the parties that the foregoing covenants in this paragraph 4 impose a reasonable restraint on Employee in light of the activities and business of TSI (including TSI's subsidiaries) on the date of the execution of this Agreement and the current plans of TSI (including TSI's subsidiaries); but it is also the intent of TSI and Employee that such covenants be construed and enforced in accordance with the changing activities, business and locations of TSI (including TSI's subsidiaries) throughout the term of this Agreement, whether before or after the date of termination of the employment of Employee. For example, if, during the term of this Agreement, TSI (including TSI's subsidiaries) engages in new and different activities, enters a new business or establishes new locations for its current activities or business in addition to or other than the activities or business enumerated under the Recitals above or the locations currently established therefor, then Employee will be precluded from soliciting the customers or employees of such new activities or business or from such new location and from directly competing with such new business within 100 miles of its then-established operating location(s) through the term of this Agreement.

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

         It is further agreed by the parties hereto that, in the event that Employee shall cease to be employed hereunder, and shall enter into a business or pursue other activities not in competition with TSI (including TSI's subsidiaries), or similar activities, or business in locations the operation of which, under such circumstances, does not violate clause (i) of this paragraph 4, and in any event such new business, activities or location are not in violation of this paragraph 4 or of employee's obligations under this paragraph 4, if any, Employee shall not be chargeable with a violation of this paragraph 4 if TSI (including TSI's subsidiaries) shall thereafter enter the same, similar or a competitive (i) business, (ii) course of activities or (iii) location, as applicable.

         (d) The covenants in this paragraph 4 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall be reformed in accordance therewith.

         All of the covenants in this paragraph 4 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against TSI, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by TSI of such covenants. It is specifically agreed that the period of two (2) years following termination of employment stated at the beginning of this paragraph 4, during which the agreements and covenants of Employee made in this paragraph 4 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 4.

5. PLACE OF PERFORMANCE.

         (a) Employee shall not be requested by the Board to relocate from Employee's present residence for a period of twelve months from and after the Effective Date. After such twelve-month period, by notice given at least 60 days prior to the requested date of relocation, Employee may be requested by the Board to relocate from Employee's present residence to another geographic location in order to more efficiently carry out Employee's duties and responsibilities under this Agreement. In such event, TSI will pay all actual reasonable relocation costs to move Employee, Employee's immediate family and their personal property and effects. Such costs may include, but are not limited to, moving expenses, temporary lodging expenses prior to moving into a new permanent residence; all closing costs on the purchase of a residence (comparable to Employee's present residence) in the new location. The general intent of the foregoing is that Employee shall not personally bear any out-of-pocket cost as a result of the relocation, with an understanding that Employee will use Employee's best efforts to incur only those costs which are reasonable and necessary to effect a smooth, efficient and orderly relocation with minimal disruption to the business affairs of TSI and the personal life of Employee and Employee's family.

         (b) Notwithstanding the above, if Employee is requested by the Board to relocate during the twelve-month period immediately following the Effective Date and Employee refuses, Employee's employment hereunder shall terminate on the requested date of relocation and Employee shall be entitled to receive from TSI, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for one year, whichever amount is greater, plus any accrued salary and declared but unpaid bonus and reimbursement of expenses. In any event, if Employee is requested by the Board to relocate during the Term of this Agreement and Employee refuses, such refusal shall not constitute "cause" for termination of this Agreement under the terms of paragraph 6(c).

6. TERM; TERMINATION; RIGHTS ON TERMINATION.

         The term of this Agreement shall begin on the date hereof and continue for three (3) years (the "Term"), and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein in effect as of the time of renewal. This Agreement and Employee's employment may be terminated in any one of the following ways:

         (a) Death. The death of Employee shall immediately terminate this Agreement with no severance compensation due to Employee's estate.

         (b) Disability. If, as a result of incapacity due to physical or mental illness or injury, as reasonably determined by Employee's physician, Employee shall have been absent from Employee's full-time duties hereunder for four (4) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such four (4) month period, but which shall not be effective earlier than the last day of such four (4) month period), TSI may terminate Employee's employment hereunder provided Employee is unable to resume Employee's full-time duties at the conclusion of such notice period. Also, Employee may terminate Employee's employment hereunder if her health should become impaired to an extent that makes the continued performance of Employee's duties hereunder hazardous to Employee's physical or mental health or life, provided that Employee shall have furnished TSI with a written statement from a qualified doctor to such effect and provided, further, that, at TSI's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by TSI who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated by either party as a result of Employee's disability, Employee shall receive from TSI, in a lump-sum payment due within ten (10) days of the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for one (1) year, whichever amount is greater.

         (c) Good Cause. TSI may terminate the Agreement ten (10) days after delivery of written notice to Employee for good cause, which shall be: (1) Employee's willful, material and irreparable breach of this Agreement; (2) Employee's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice of need to cure) of any of Employee's material duties and responsibilities hereunder; (3) Employee's willful dishonesty, fraud or misconduct with respect to the business or affairs of TSI which materially and adversely affects the operations or reputation of TSI; (4) Employee's conviction of a felony crime; or (5) chronic alcohol abuse or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

         (d) Without Cause. At any time after the commencement of employment, Employee may, without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided to TSI. Employee may only be terminated without cause by TSI during the Term hereof if such termination is approved by at least two-thirds of the members of the Board. Should Employee's employment be terminated by TSI without cause during the Term, Employee shall receive from TSI, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for whatever time period is remaining under the Term of this Agreement or for one (1) year, whichever amount is greater, plus any accrued salary and declared but unpaid bonus and reimbursement of expenses. Should Employee's employment be terminated by TSI without cause at any time after the Term, Employee shall receive from TSI, in a lump-sum payment due on the effective date of termination, the base salary rate then in effect equivalent to one (1) year of salary, plus any accrued salary and declared but unpaid bonus and reimbursement of expenses. Further, any termination without cause by TSI shall operate to shorten the period set forth in paragraph 4(a) and during which the terms of paragraph 4 apply to one (1) year from the date of

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

termination  of  employment.   If  Employee  resigns  or  otherwise   terminates
Employee's employment without cause pursuant to this paragraph 6(d), Employee shall receive no severance compensation.

         (e) Change in Control of TSI. In the event of a "Change in Control of TSI" (as defined below) during the Term, refer to paragraph 13 below.

         Upon termination of this Agreement for any reason provided above, Employee shall be entitled to receive all compensation earned and all benefits and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above or in paragraph 13 hereof. All other rights and obligations of TSI and Employee under this Agreement shall cease as of the effective date of termination, except that TSI's obligations under paragraph 10 hereof and Employee's obligations under paragraphs 4, 7, 8, 9 and 11 hereof shall survive such termination in accordance with their terms.

         If termination of Employee's employment arises out of TSI's failure to pay Employee on a timely basis the amounts to which she is entitled under this Agreement or as a result of any other material breach of this Agreement by TSI (including but not limited to a material reduction in Employee's responsibilities hereunder), as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 17 below, such termination shall be deemed a termination without cause, and TSI shall pay to Employee severance compensation pursuant to the applicable provisions of paragraph 6(d) and all amounts and damages to which Employee may be entitled as a result of such breach, including interest thereon and all reasonable legal fees and expenses and other costs incurred by Employee to enforce Employee's rights hereunder. Further, none of the provisions of paragraph 4 hereof shall apply in the event this Agreement is terminated as a result of a breach by TSI.

                  In the event of any termination of Employee's employment for any reason provided above, Employee shall be under no obligation to seek other employment and there shall be no offset against any amounts due to Employee under this Agreement on account of any remuneration attributable to any subsequent employment that Employee may obtain. Any amounts due under this paragraph 6 are in the nature of severance payments, or liquidated damages, or both, and are not in the nature of a penalty.

7. RETURN OF COMPANY PROPERTY.

         All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of TSI, or its representatives, vendors or customers which pertain to the business of TSI shall be and remain the property of TSI, and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials, and other similar data pertaining to the business, activities or future plans of TSI which is collected by Employee shall be delivered promptly to TSI without request by it upon termination of Employee's employment.

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

8. INVENTIONS.

         Employee shall disclose promptly to TSI any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment, and which are directly related to the business or activities of TSI and which Employee conceives as a result of Employee's employment by TSI. Employee hereby assigns and agrees to assign all of Employee's interests therein to TSI or its nominee. Whenever requested to do so by TSI, Employee shall execute any and all applications, assignments or other instruments that TSI shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect TSI's interest therein.

9. TRADE SECRETS.

         Employee agrees that she will not, other than as required by court order, during or after the Term of this Agreement with TSI, disclose the confidential terms of TSI's or its subsidiaries' relationships or agreements with its significant vendors or customers or any other significant and material trade secret of TSI or its subsidiaries, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

10. INDEMNIFICATION.

         In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by TSI against Employee), by reason of the fact that Employee is or was performing services under this Agreement, then TSI shall indemnify Employee against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith. In the event that both Employee and TSI are made a party to the same third-party action, complaint, suit or proceeding, TSI agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by TSI shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and TSI shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use Employee's best efforts to faithfully discharge her duties under this Agreement, Employee cannot be held liable to TSI for errors or omissions made in good faith where Employee has not exhibited gross, willful or wanton negligence or misconduct or performed criminal and fraudulent acts which materially damage the business of TSI.

11. NO PRIOR AGREEMENTS.

         Employee hereby represents and warrants to TSI that the execution of this Agreement by Employee and her employment by TSI and the performance of Employee's duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify TSI for any claim, including but not limited to attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against TSI based upon or arising out of any noncompetition agreement, invention or secrecy agreement between Employee and such third party which was in existence as of the date of this Agreement.

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

12. ASSIGNMENT; BINDING EFFECT.

         Employee understands that she has been selected for employment by TSI on the basis of Employee's personal qualifications, experience and skills. Employee, therefore, shall not assign all or any portion of Employee's performance under this Agreement. Subject to the preceding two (2) sentences and the express provisions of paragraph 13 below, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successors and assigns.

13. CHANGE IN CONTROL.

         (a) Unless Employee elects to terminate this Agreement pursuant to (c) below, Employee understands and acknowledges that TSI may be merged or consolidated with or into another entity and that such entity shall automatically succeed to the rights and obligations of TSI hereunder or that TSI may undergo another type of Change in Control. In the event such a merger or consolidation or other Change in Control is initiated prior to the end of the Term, then the provisions of this paragraph 13 shall be applicable.

         (b) In the event of a pending Change in Control wherein TSI and Employee have not received written notice at least five (5) business days prior to the anticipated closing date of the transaction giving rise to the Change in Control from the successor to all or a substantial portion of TSI's business and/or assets that such successor is willing as of the closing to assume and agree to perform TSI's obligations under this Agreement in the same manner and to the same extent that TSI is hereby required to perform, then such Change in Control shall be deemed to be a termination of this Agreement by TSI without cause during the Term and the applicable portions of paragraph 6(d) will apply; however, under such circumstances, the amount of the lump-sum severance payment due to Employee shall be triple the amount calculated under the terms of paragraph 6(d) and the noncompetition provisions of paragraph 4 shall not apply.

         (c) In any Change in Control situation, Employee may elect to terminate this Agreement by providing written notice to TSI at least five (5) business days prior to the anticipated closing of the transaction giving rise to the Change in Control. In such case, the applicable provisions of paragraph 6(d) will apply as though TSI had terminated the Agreement without cause during the Term; however, under such circumstances, the amount of the lump-sum severance payment due to Employee shall be double the amount calculated under the terms of paragraph 6(d) and the noncompetition provisions of paragraph 4 shall all apply for a period of two (2) years from the effective date of termination.

         (d) For purposes of applying paragraph 6 hereof under the circumstances described in (b) and (c) above, the effective date of termination will be the closing date of the transaction giving rise to the Change in Control and all compensation, reimbursements and lump-sum payments due Employee must be paid in full by TSI at or prior to such closing. Further, Employee will be given sufficient time and opportunity to elect whether to exercise all or any of Employee's vested options to purchase TSI Common Stock, including any options with accelerated vesting under the provisions of TSI's 1997 Long-Term Incentive Plan, such that Employee may convert the options to shares of TSI Common Stock at or prior to the closing of the transaction giving rise to the Change in Control, if Employee so desires.

         (e) A "Change in Control" shall be deemed to have occurred if:

                  (i) any person or entity, or group of persons or entities acting together, other than TSI or an employee benefit plan of TSI, acquires directly or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of TSI and immediately after such acquisition such person, entity or group is, directly or indirectly, the Beneficial Owner of voting securities representing 33% or more of the total voting power of all of the then-outstanding voting securities of TSI and has a larger percentage of voting securities of TSI than any other person, entity or group holding voting securities of TSI, unless the transaction pursuant to which such acquisition is made is approved by at least two-thirds (2/3) of the Board; or

                  (ii) the following individuals no longer constitute a majority of the members of the Board: (A) the individuals who, as of the closing date of TSI's initial public offering, constitute the Board (the "Original Directors"); (B) the individuals who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors then still in office (such directors becoming "Additional Original Directors" immediately following their election); and (C) the individuals who are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of at least two-thirds (2/3) of the Original Directors and Additional Original Directors then still in office (such directors also becoming "Additional Original Directors" immediately following their election); or

                  (iii)  the   stockholders  of  TSI  shall  approve  a  merger,
         consolidation, recapitalization or reorganization of TSI, a reverse stock split of outstanding voting securities, or consummation of any such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by at least 75% of the holders of outstanding voting securities of TSI immediately prior to the transaction, with the voting power of each such continuing holder relative to other such continuing holders not substantially altered in the transaction; or

                  (iv) the stockholders of TSI shall approve a plan of complete liquidation of TSI or an agreement for the sale or disposition by TSI of all or a substantial portion of TSI's assets (i.e., 50% or more of the total assets of TSI).

         (f) Employee must be notified in writing by TSI at any time that TSI or any member of its Board anticipates that a Change in Control may take place.

         (g) Employee shall be reimbursed by TSI or its successor, on a grossed up basis, for any excise taxes that Employee incurs under Section 4999 of the Internal Revenue Code of 1986, as a result of any Change in Control. Such amount will be due and payable by TSI or its successor within ten (10) days after Employee delivers a written request for reimbursement accompanied by a copy of Employee's tax return(s) showing the excise tax actually incurred by Employee.

14. COMPLETE AGREEMENT.

         To the extent that the IPO may not occur, this Agreement is not a promise of future employment. This Agreement supersedes any other agreements or understandings, written or oral, between TSI and Employee, and Employee has no oral representations, understandings or agreements with TSI or any of its officers, directors or representatives covering the same subject matter as this Agreement.

         This written Agreement is the final, complete and exclusive statement and expression of the agreement between TSI and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a written instrument signed by a duly authorized officer of TSI and Employee, and no term of this Agreement may be waived except by a written instrument signed by the party waiving the benefit of such term.

15. NOTICE.

         Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

                  To TSI:         Travel Services International, Inc.
                                  c/o Alpine Consolidated, LLC
                                  4701 Sangamore Road, P15
                                  Bethesda, MD 20816

                  To Employee:    Suzanne B. Bell
                                  3047 Lakewood Drive
                                  Weston, Florida  33332

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 15.

16. SEVERABILITY; HEADINGS.

         If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

17. ARBITRATION.

         Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in the community where the corporate headquarters of TSI is located on the Effective Date, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from or modify any provision hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement, and interest thereon in the event the arbitrators determine that Employee was terminated without disability or good cause, as defined in paragraphs 6(b) and 6(c) hereof, respectively, or that TSI has otherwise materially breached this Agreement. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne by TSI.

18. GOVERNING LAW.

         This Agreement shall in all respects be construed according to the laws of the State of Delaware without regard to the conflicts of laws principles of such state.

19. COUNTERPARTS.

         This Agreement may be executed simultaneously in two (2) or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                       TRAVEL SERVICES INTERNATIONAL, INC.


                        By: ____________________________
                        Name:__________________________
                        Title:___________________________




                                            -------------------------------
                                              Suzanne B. Bell